Exhibit 10.2

WAIVER

This WAIVER, dated as of September 28, 2023 (this “Waiver”) is granted by each of (i) XBP Europe, Inc., a Delaware corporation (the “Company”), (ii) BTC International Holdings, Inc. (“Parent”), (iii) CF Acquisition Corp. VIII, a Delaware corporation (“Acquiror”), and (iv) Cantor Fitzgerald & Co., a New York general partnership (“CF&Co.”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below), or, if not defined therein, in the Sponsor Support Agreement (as defined below).

WHERAS, on March 11, 2021, Acquiror, CFAC Holdings VIII, LLC, a Delaware limited liability company (the “Sponsor”), and certain officers and directors of Acquiror entered into a letter agreement (the “IPO Insider Letter”) and on March 16, 2022, Acquiror and certain directors of Acquiror entered into a letter agreement (the “Additional Insider Letter” and, together with the IPO Insider Letter, the “Insider Letters”);

WHEREAS, on October 9, 2022, Acquiror, Sierra Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror, Parent and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) and the Sponsor, Acquiror, Parent and the Company entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”);

WHEREAS, an aggregate of 540,000 shares of Class A Common Stock of Acquiror, par value $0.0001 per share (“Class A Common Stock”), were issued in a private placement that was consummated on March 16, 2021 (the “Private Placement Shares”) and, pursuant to the Insider Letters and the Sponsor Support Agreement, are subject to a lock-up that will expire 30 days after the closing of the transactions contemplated by the Merger Agreement (the “Closing”);

WHEREAS, 537,500 Private Placement Shares are held by the Sponsor and 2,500 Private Placement Shares are held by Robert Sharp, a director of Acquiror;

WHEREAS, pursuant to a forward purchase contract, dated as of March 11, 2021, entered into by and between Acquiror and the Sponsor, the Sponsor has agreed to purchase, at the Closing, 1,000,000 units for $10,000,000, each unit consisting of one share of Class A Common Stock (the 1,000,000 shares of Class A Common Stock included in such units, the “Non-Promote Forward Purchase Shares”) and one-fourth of one warrant, each whole warrant permitting the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, and 250,000 shares of Class A Common Stock for no additional consideration (the “Promote Forward Purchase Shares”);

WHEREAS, pursuant to the Insider Letters and the Sponsor Support Agreement, the Non-Promote Forward Purchase Shares will be subject to a lock-up that will expire 30 days after the Closing;

WHEREAS, the Sponsor intends to distribute a number of shares of Class A Common Stock to Cantor Fitzgerald, L.P. (“CFLP”), its sole member, and CFLP intends to further distribute such shares to its partners in order to permit the Acquiror to satisfy the initial listing conditions of the Nasdaq Capital Market following the Closing (“Plan of Distribution”); and

WHEREAS, pursuant to the Insider Letters and the Sponsor Support Agreement, a waiver of any of the lock-ups described above requires the prior written consent of Parent, the Company, Acquiror and CF&Co., each of whom desires to give such consent.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

1. Waiver. Solely for the purpose of carrying out the Plan of Distribution and contingent thereon, each of Parent, the Company, CF&Co. and Acquiror hereby irrevocably, unconditionally and voluntarily waives and releases the lock-up with respect to (a) 540,000 Private Placement Shares, and (b) 1,000,000 Non-Promote Forward Purchase Shares (the shares described in clauses (a) through (b), collectively, the “Subject Shares”), effective upon the occurrence of the Plan of Distribution.

2. Third-Party Beneficiaries. This Waiver is granted for the benefit of, and is enforceable by, any current and future holder of the Subject Shares.

3. No Other Waiver. Except as specifically waived hereunder, all of the terms and conditions of the Insider Letters and the Sponsor Support Agreement remain in full force and effect and this Waiver shall be governed by, and construed and enforced in accordance with, such terms and conditions.

4. Governing Law. This Waiver, and all claims or causes of action based upon, arising out of, or related to this Waiver, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Waiver to be executed as of the first date above written.

BTC INTERNATIONAL HOLDINGS, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	authorized signatory

XBP EUROPE, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	authorized signatory

CANTOR FITZGERALD & CO.

By:	/s/ David Batalion
Name:	David Batalion
Title:	Managing Director

CF ACQUISITION CORP. VIII

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chief Executive Officer

[Signature page to Lock-up Waiver – Project Sierra]